Execution Version CONFIDENTIAL 1 Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.  ASSET PURCHASE AGREEMENT 资产购买协议 THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of ________________ (“Effective Date”) in the People’s Republic of China (“China” or the “PRC”) by and between: 本资产购买协议（“本协议”）于________________（“生效日”）在中华人民共和国 （“中国”）由以下各方签署： (1) Polestar Automotive China Distribution Co., Ltd. (“Seller”), a limited liability company incorporated under the laws of the PRC (unified social credit code: 91510112MA6D05KT88), having its registered office at No.404, Building 4, Chengdu Logistics Base for Joint Transport (Chengdu Highway Port), No. 325 Jingkai Nansi Road, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan Province, China; and 极星汽车销售有限公司（“卖方”），一家根据中国法律成立的有限责任公司 （统一社会信用代码：91510112MA6D05KT88），注册地址位于四川省成都经 济技术开发区（龙泉驿区）经开南四路 325 号成都公水联运物流基地（成都公 路口岸）4 楼 404 号；以及 (2) Polestar Technology (Zhongshan) Co., Ltd. (“Buyer”), a limited liability company incorporated under the laws of the PRC (unified social credit code: 91442000MAD0U8HC29), having its registered office at Card A-2, Room 1120A, 11/F, Building 1, No. 34 Xiangshan Avenue, Cuiheng New District, Nanlang Street, Zhongshan, China. 极星科技（中山）有限公司（“买方”），一家根据中国法律成立的有限责任公 司（统一社会信用代码：91442000MAD0U8HC29），注册地址位于中国中山市 南朗街道翠亨新区香山大道 34 号 1 号楼 11 层 1120A 室 A-2 卡。 Seller and Buyer are hereinafter also referred to individually as a “Party” and collectively as the “Parties”. 卖方及买方在下文中被单独称为“一方”，合称为“双方”。 RECITALS 前言 WHEREAS, Buyer was jointly established by Polestar Automotive (Singapore) Distribution 2 Pte. Ltd and Hubei Xingji Meizu Group Co., Ltd. pursuant to a Shareholders Agreement dated 19 June 2023 (“Shareholders Agreement”). According to the Shareholders Agreement, Buyer shall enter into an Asset Purchase Agreement with Seller to purchase certain assets; and 鉴于，买方由 Polestar Automotive (Singapore) Distribution Pte. Ltd 及湖北星纪魅族集团 有限公司依据一份于 2023 年 6 月 19 日签署的股东协议（“股东协议”）共同设立。根据 该股东协议，买方应当与卖方达成一份资产购买协议以购买特定资产；以及 WHEREAS, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, the Sold Assets (as defined in Section 2.1 below). 鉴于，卖方同意出售并转让，买方同意购买并取得被出售资产（定义见下文第 2.1 条）。 NOW, THEREFORE, the Parties hereby agree as follows: 现双方特此约定如下： ARTICLE 1 INTERPRETATION 第一条 释义 In this Agreement, unless the context otherwise requires, the following words and expressions will have the following meanings: 在本协议中，除非另有要求，下列词语及表述应当具有如下含义： “Business Day” means a day on which banks are open for business in the PRC (excluding Saturdays, Sundays, bank holidays and public holidays). “工作日”是指在中国，银行开门营业的日期（不包括周六、周日、银行假日及公共假 日）。 “Contemplated Transactions” means all of the transactions contemplated by this Agreement. “拟议交易”是指本协议项下所有拟进行的交易。 “Closing Date” is defined in Section 4.2 of this Agreement. “交割日”由本协议第 4.2 条定义。 “Encumbrance” means any security interest, pledge, mortgage, lien, transfer restriction, charge, option, easement, claim, right of first refusal or other encumbrance of any kind or any agreement to create any of the foregoing. “权利负担”是指任何担保物权、质押、抵押、留置、转让限制、押记、期权、地役权、 权利主张、优先购买权或其他任何种类的权利负担，或由任何协议所设立的上述任何 一项权利负担。 “RMB” means the official currency of the PRC. “人民币”是指中国的法定货币。 “VAT” means the value-added tax under the PRC law. 3 “增值税”是指中国法律规定的增值税。 ARTICLE 2 PURCHASE AND SALE OF ASSETS 第二条 资产的购买与出售 2.1 Sale and Transfer of Assets 资产的出售与转让 In accordance with and subject to the provisions of this Agreement, on the Closing Date, Buyer will purchase and acquire from Seller, and Seller will sell, transfer, assign, convey and deliver to Buyer, all of the right, title and interest in or to the following assets, free and clear of all Encumbrances: 根据并受限于本协议的规定，在交割日当日，买方将向卖方购买并取得，卖方 将不带有任何权利负担地，向买方出售、转让、出让、让与并交付下列资产的 所有权利、权属和权益： (a) All of the tangible and intangible assets owned by Seller as described and listed in Schedule A attached hereto. 本协议所附的附表 A 中所描述并列出的由卖方所有的全部有形资产及无 形资产。 All of these assets listed above to be sold and transferred to Buyer are herein referred to collectively as the “Sold Assets.” 所有上文所列的被出售及转让给买方的该等资产，在本协议中合称为“被出售资 产”。 2.2 Assignment of Lease Agreements 租赁协议的转让 As quickly as possible after the Effective Date and before the expected Closing Date, the Parties shall use their best efforts to enter into a three-party lease assignment agreement with the relevant landlord for each of the stores and service facilities listed in Schedule B (“Lease Assignment Agreements”). Pursuant to these Lease Assignment Agreements, those lease agreements of the stores and facilities listed on Schedule B will be assigned by Seller to Buyer and such assignment shall become effective starting from the Closing Date. If the Parties fail to enter into the Lease Assignment Agreements prior to the Closing Date with respect to certain stores listed in Schedule B, the Parties shall continue to use their best efforts to assign such lease agreements as quickly as possible thereafter. To the extent certain lease agreements cannot or has not been assigned to Buyer, Seller shall continue to make rental payments to the relevant landlord under such lease agreements and may seek reimbursement of such rental payments from Buyer until they are successfully assigned to Buyer. For the avoidance of doubt, with respect to any assets that are not included in the scope of Sold Assets listed in Schedule A, Buyer shall pay separate purchase price for such additional assets under separate asset purchase agreements to be mutually agreed by the Parties. 4 In addition, after the execution of this Agreement, lease agreements of the stores and facilities listed on Schedule C will be assigned by Seller to Buyer and the terms and conditions of such stores’ and facilities’ assignment shall be mutually agreed by the Parties.. 双方应在生效日后尽快，并在预期的交割日前，尽最大努力与相关业主就附表 B所列各店铺及服务设施签订三方租赁转让协议（“租赁转让协议”）。根据这些 租赁转让协议，附表 B 所列店铺及设施的租赁协议将由卖方转让给买方，并且 该转让将自交割日起生效。如果双方未能在交割日前就附表 B 中所列的某些店 铺签订租赁转让协议，双方应继续尽最大努力在此后尽快转让该等租赁协议。 当某些租赁协议不能或尚未转让给买方时，卖方应继续依照该等租赁协议向相 关业主支付租金，并可要求买方偿还该等租金，直到该等租赁协议被成功转让 给买方。为免歧义，对于任何未包括在附表 A 所列的被出售资产范围内的任何 其它资产，买方应根据双方另行共同商定的资产购买协议，另行支付购买价格 以购买该等其它资产。此外，本协议签署后，附表 C 所列店铺及设施的租赁协 议将由卖方转让给买方，转让该等店铺和设施的条款和条件应由双方一致同意。 2.3 Transfer of Employees 雇员的转让 As quickly as possible after the Effective Date, the Parties shall use their best efforts to enter into an employment transfer agreement with each of those employees of Seller who are mutually selected by the Parties to become employees of Buyer (collectively, the “Employment Transfer Agreements”). These Employment Transfer Agreements shall include the following key principles: “[***]”. 在生效日后，双方应尽最大努力与被双方共同指定成为买方雇员的每一位卖方 雇员签订雇佣关系转移协议（合称为“雇佣关系转移协议”）。该等雇佣关系转 移协议应包含以下重要原则：“[***]”。 2.4 Assistance in Transfer of Sold Assets 协助转让被出售资产 As soon as practical after the Closing Date, subject to Buyer’s full performance of all payment obligations hereunder and upon the terms and subject to the conditions set forth in this Agreement, each Party will (and, to the extent applicable, will cause their respective affiliated entities to) use its reasonable best efforts to take, or cause to be taken, all actions, to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, the Contemplated Transactions in accordance with the terms of this Agreement. 在交割日后可行的时间内，在买方全面履行本协议规定的所有付款义务的前提

5 下，根据本协议规定的条款和条件，每一方应尽快（并在适用的范围内促使其 各自的关联实体）尽其合理的最大努力，采取或促使采取所有行动以开展或促 使开展，以及协助和配合另一方进行所有必要、适当或可取的事项，以依照本 协议的条款完成拟议交易并使之生效。 ARTICLE 3 PURCHASE PRICE 第三条 购买价格 3.1 Purchase Price 购买价格 (a) The aggregate purchase price for the Sold Assets will be RMB “[***]” (RMB “[***]” ), (exclusive of VAT) (the “Purchase Price”). The VAT-inclusive amount shall be RMB “[***]” (RMB “[***]” ). 被出售资产的购买价格总计为人民币“[***]”元（人民币“[***]”元）(不含 增值税)（“购买价格”）。含增值税金额为人民币“[***]”元（人民币 “[***]”）。 (b) Price Allocation. The Purchase Price among different types of Sold Assets will follow the allocation set forth in Schedule A attached hereto. 价格分配。不同类型的被出售资产之间的购买价格将遵循本协议所附的 附表 A 所规定的分配方案。 3.2 Tax 税款 The Buyer and Seller shall bear their respective taxes and fees under the provisions of Chinese laws and regulations. 买卖双方各自承担在中国法律法规的规定下应承担的税费。 3.3 Payment of Purchase Price 购买价格的支付 Within “[***]” Business Days after the Closing Date or such other date as mutually agreed by the Parties, Buyer shall pay Seller the Purchase Price by wire transfer of immediately available funds to a bank account in China designated by Seller. 自交割日后的“[***]”个工作日内，或在双方共同同意的其他日期内，买方应将 即时可用的资金电汇至卖方所指定的中国境内的银行账户，以此向卖方支付购 买价格。 6 ARTICLE 4 CLOSING 第四条 交割 4.1 Condition Precedent 先决条件 The obligation of each Party to close the Contemplated Transaction under this Agreement shall be subject to the fulfillment or waiver of the following conditions: 每一方在本协议项下拟议交易的交割义务应以下列条件得到满足或豁免为前提 ： (a) all of the conditions set forth in Section 5.4 of the Shareholders Agreement have been fulfilled or waived by the signatory of the Shareholders Agreement and the Completion of First Contribution (as defined in the Shareholders Agreement) has been completed; and 股东协议第 5.4 条规定的所有条件已得到满足或由股东协议的签署方豁免 ，且首期出资条件满足（定义见股东协议）已被完成；以及 (b) the covenants and obligations to be performed or complied with by the Parties on or before the Closing Date in accordance with this Agreement shall have been performed or complied with in all material respects. 双方根据本协议于交割日当日或之前应当履行或遵守的承诺及义务应已 得到所有实质上的履行或遵守。 4.2 Closing 交割 Unless otherwise agreed to in writing by the Parties, the closing of the Contemplated Transactions (the “Closing”) shall take place within “[***]” Business Days or such other date as mutually agreed by the Parties after all of the closing conditions set forth in Section 4.1 above have been fulfilled or waived by the Parties. The Closing will take place remotely via the electronic exchange of documents and signatures or through such other methods as the Parties agree. The date when the Closing occurs in accordance with this Agreement is herein referred to as the Closing Date (the “Closing Date”). 除非双方另行书面约定，拟议交易的交割（“交割”）应在上述第 4.1 条规定的所 有交割条件得到满足或被双方豁免后的“[***]”个工作日内，或者在双方共同同 意的其他日期内进行。交割将通过以电子方式交换文件和签名，或双方同意的 其他方式远程进行。根据本协议进行交割的日期在本协议中被称为交割日（“交 割日”）。 4.3 Delivery by Seller at Closing 交割时卖方的交付 7 At the Closing, Seller will deliver, and cause to be delivered, to Buyer all original agreements set forth in Schedule B attached hereto, , all copies of tax invoices (i.e., 发 票), customs documents (if any) and other documents or receipts in association with the sale and transfer of the Sold Assets, documents being proof of ownership of the Sold Assets (as applicable), and such other customary instruments of transfer, filings or documents as may be required to give effect to the Contemplated Transactions. 交割时，卖方应向买方交付或促使交付所有本协议附表 B 所列的全部合同原件、 所有税款发票的副本（即发票）、报关文件（如有）及与被出售资产的出售及 转让有关的其他相关文件或收据，被出售资产的所有权证明文件（如适用）， 以及拟议交易生效所需的其他惯常转让文书、备案或文件。 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLER 第五条 卖方的陈述与保证 As of the Effective Date and the Closing Date, the Seller represents and warrants to the Buyer as follows: 截至本协议生效日及交割日，卖方向买方作如下陈述和保证： 5.1 Organization of the Seller; Authority 卖方的组织；权力 The Seller is a limited liability company duly organized, validly existing under the laws of the PRC. The Seller has all requisite power and authority to own and hold the Sold Assets owned or held by it, to carry on its business, and to own or lease and operate its properties as such business is now conducted and such properties are now owned, leased, or operated. The Seller has all requisite power, authority, and capacity to execute and deliver this Agreement and all other agreements, documents, and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement. 卖方是一家根据中华人民共和国法律合法设立、有效存续的有限责任公司。卖 方具有拥有和持有其所拥有或持有的被出售资产、以其目前经营业务和拥有、 租赁或运营其财产的方式经营其业务和拥有或租赁及运营其财产所必需的所有 权限和权力。卖方具有签署和交付本协议和在此预期的所有其它协议、文件和 文书，以及执行根据本协议要求的所有行为的所有必需的权限、权力和能力。 5.2 Non-contravention 无违反 Neither the execution and delivery of this Agreement by the Seller nor the consummation of Contemplated Transactions hereby will constitute a violation of, or 8 be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Seller (including, without limitation, any of the Sold Assets) pursuant to (a) the Articles of Association of the Seller; (b) any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including, without limitation, any of the Sold Assets) is bound, or to which the Seller or any of such properties is subject; or (c) any statute or any judgment, decree, order, regulation, or rule of any court or governmental authority. 卖方对本协议的签署和交付以及本协议项下拟议交易的完成均不会构成对下列 各项的违反或抵触：(a)卖方的章程；(b)卖方作为一方或对卖方或其任何财产(包 括但不限于任何被出售资产）具有约束力的任何协议或承诺，或卖方或任何该 等财产须遵守的任何协议或承诺；或(c)任何成文法或任何法院或政府部门的任 何判决、法令、命令、法规或规则，亦不会构成或造成该等协议或承诺项下的 违约，或导致根据该等协议或承诺在卖方的任何财产(包括但不限于任何被出售 资产)上设立或施加任何权利负担。 5.3 Title to Sold Assets 对被出售资产的所有权 The Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign, and deliver the Sold Assets, without any restrictions of any kind whatsoever. All of the Sold Assets are entirely free and clear of any security interest, liens, charges, options, mortgages, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, or restrictions against the transfer or assignment thereof. 卖方是被出售资产的合法所有人，拥有良好有效的记录及可转让的所有权，并 有充分的权利出售、让与、转让、出让并交付被出售资产，而不存在任何种类 的任何限制。所有被出售资产均不存在任何担保权益、留置权、押记、选择权、 抵押、租约（或转租租约）、附条件销售协议、所有权保留协议、任何种类的 权利负担或对转让或让与的限制。。 5.4 Compliance to Law 遵守法律 The Seller has complied with, and is in compliance with, (a) all laws, regulations and rules applicable to its business or any of the Sold Assets; (b) all unwaived terms and provisions of all contracts, agreements, and indentures to which the Seller is a party, or by which the Seller or any of the Sold Assets is subject; and (c) its Articles of Association. 卖方已经或正遵守，(a)适用于其业务经营或任何被出售资产的所有法律、法规 和规章；(b)卖方作为一方，或卖方或任何被被出售资产受之控制的所有合同、

9 协议和契约的所有未放弃的条款和规定；以及(c)卖方的章程。 ARTICLE 6 GOVERNING LAW AND DISPUTE RESOLUTION 第六条 管辖法律及争议解决 6.1 Governing Law 管辖法律 The formation, validity, interpretation, execution, enforcement, amendment, and termination of this Agreement will be governed by the published laws of the PRC. 本协议的订立、效力、解释、签署、执行、修订及终止应受已公布的中国法律 管辖。 6.2 Arbitration 仲裁 (a) Any dispute arising from or in connection with this Agreement will be submitted to the China International Economic and Trade Arbitration Center (“CIETAC”) in accordance with the arbitration procedures and rules of the CIETAC in force when the notice of arbitration is submitted. The seat of arbitration shall be Beijing. The arbitration proceedings shall be conducted in both English and Chinese. 任何因本协议产生或与本协议有关的争议应提交中国国际经济贸易仲裁 委员会（“贸仲委”），并依照提交仲裁通知时贸仲委届时有效的仲裁程 序和规则解决。仲裁地点为北京。仲裁程序应以英文和中文进行。 (b) The number of arbitrators shall be three (3), of whom, one (1) arbitrator shall be designated by the claimant(s), one (1) arbitrator shall be designated by the respondent(s), and the third arbitrator shall be selected by the first two arbitrators through discussion or the commission. 仲裁员人数应为三（3）名，其中一（1）名由申请人指定，一（1）名由 被申请人指定，另外一（1）名由前两（2）名仲裁员通过讨论或委托选 定。 (c) The award of the arbitral tribunal shall be final and binding upon the Parties. Both Parties agree to waive their right to appeal to any court with jurisdiction in relation to relevant issues. Any arbitration expense (excluding attorney fees) shall be paid by the losing Party or as fixed by the arbitral tribunal. 仲裁裁决应为终局裁决，对双方均有约束力。双方同意放弃就相关事项 向任何有管辖权的法院上诉的权利。任何仲裁费用(不包括律师费)应由 败诉的一方承担或由仲裁庭确定。 10 (d) The arbitral award may be enforced by filing as judgment in any court having jurisdiction, or application may be made to such court for assistance in enforcing the award, as the case may be. If it becomes necessary for either Party to enforce an arbitral award by legal action of any kind, the defaulting Party shall pay all reasonable costs and expenses and attorney’s fees, including any cost of additional litigation or arbitration that shall be incurred by the Party seeking to enforce the award. 仲裁裁决可作为判决提交任何有管辖权的法院执行，或向该等法院申请 协助执行仲裁裁决（视情况而定）。如果任何一方有必要通过任何种类 的法律诉讼执行仲裁裁决，违约的一方应承担所有合理的费用、开支和 律师费，包括寻求执行仲裁裁决的一方产生的额外诉讼或仲裁的任何费 用。 ARTICLE 7 OTHER PROVISIONS 第六条 其他条款 7.1 Confidentiality 保密 The terms and conditions regarding the confidentiality stipulated in Section 18 of the Shareholders Agreement shall apply to this Agreement. 股东协议第 18 条中规定的关于保密的条款和条件应适用于本协议。 7.2 Effectiveness 生效 This Agreement will become effective upon execution and delivery by the Parties. 本协议将自双方签署并交付后生效。 7.3 Amendment 修订 This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the Parties. 除非双方另行签署并交付一份书面协议，本协议不得被修订、修改或补充。 7.4 No Assignment 不可转让 Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any Party without the prior written consent of the other Party. Subject to the foregoing sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in contravention of this Section 6.3 will be void and of no force 11 or effect. No assignment of any obligations hereunder will relieve the Parties of any such obligations. 本协议或本协议项下的任何权利、权益或义务，未经另一方事先的书面同意， 一方不得转让。受限于前句规定，本协议将对双方及其各自的继承人以及经许 可的受让人具有约束力，并由该等主体作为受益人。任何意在违反本第 6.3 条的 转让均无效且不产生约束力或效力。本协议项下任何义务的转让均不免除双方 的任何该等义务。 7.5 Counterparts and Language 副本及语言 (a) This Agreement is executed in three original counterparts, each of which when executed will have equal force and effect in law and be deemed as an effective original. 本协议共签署三份文本，每一份文本在被签署后将具有同等法律效力， 并被视为一份有效的原件。 (b) This Agreement will be signed and executed in both English and Chinese languages. In case of any discrepancies between the two versions, the English language version will prevail. 本协议将以英文及中文签署。如果该两种文本之间存在任何不一致，则 以英文文本为准。 [INTENTIONALLY BLANK] [以下无正文] [Signature page to Asset Purchase Agreement] [资产购买协议签字页] IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first above written. 兹此为证，双方已促使其正式的授权代表于文首所述日期签署本协议。 Polestar Automotive China Distribution Co., Ltd. 极星汽车销售有限公司 ________________________ Company Seal 公司公章 By: ________ Wu Huijing (吴慧静), General Manager _ 签名： Name: 姓名： Title: 职位：

[Signature page to Asset Purchase Agreement] [资产购买协议签字页] IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first above written. 兹此为证，双方已促使其正式的授权代表于文首所述日期签署本协议。 Polestar Technology (Zhongshan) Co., Ltd 极星科技（中山）有限公司 ________________________ Company Seal 公司公章 By: ________ Shen Ziyu (沈子瑜), Legal Representative _________ 签名： Name: 姓名： Title: 职位： SCHEDULE A – SOLD ASSETS 附表 A – 被出售资产 No. 序号 Assets 资产 Capitalized on 资本化日期 Asset Description 资产描述 Subcategory in Audit Report 审计报告小分类 Category 分类 Value in CNY (exclusive of VAT) 人民币价值（不含 税） 1. “[***]” “[***]” Shanghai Hall Of Sun Space decoration and decoration materials 太阳宫门店装修及装 修附着物 Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 2. “[***]” “[***]” Shanghai JAKC Space decoration and decoration materials 上海嘉里中心门店装 修及装修附着物 Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 3. “[***]” “[***]” BJ Indigo Facilities decoration and decoration materials 北京颐堤港商场门店 装修及装修附着物 Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 4. “[***]” “[***]” Beijing SJJY Space decoration and decoration materials 北京世纪金源门店装 修及装修附着物 Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 5. “[***]” “[***]” Hangzhou Mixc Asset decoration and decoration materials 杭州万象城门店装修 及装修附着物 Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 6. “[***]” “[***]” iPhone 12, 128G, 5G, Black *1 iPhone 12, 128G, 5G 黑 色手机 *1 Office Equipment (办公设备) Tangible 有形资产 “[***]” 7. “[***]” “[***]” Panasonic 98" commercial LCD Screen *1 松下电器(中国)有限公 司 98 英寸 LCD 大屏 *1 Office Equipment (办公设备) Tangible 有形资产 “[***]” 8. “[***]” “[***]” Phone_Huawei P40 pro_UQG02211130004 17 *1 华为 P40 pro 手机 *1 Office Equipment (办公设备) Tangible 有形资产 “[***]” 9. “[***]” “[***]” Phone_Huawei Mate30 pro_9YS022081700237 1 *1 华为 Mate30 pro 手机 *1 Office Equipment (办公设备) Tangible 有形资产 “[***]” No. 序号 Assets 资产 Capitalized on 资本化日期 Asset Description 资产描述 Subcategory in Audit Report 审计报告小分类 Category 分类 Value in CNY (exclusive of VAT) 人民币价值（不含 税） 10. “[***]” “[***]” Phone_Huawei Mate40 pro_8VT5T2170600767 0 *1 华为 Mate40 pro 手机 *1 Office Equipment (办公设备) Tangible 有形资产 “[***]” 11. “[***]” “[***]” Fire facilities and modification 门店消防设备 Other Equipment (其他设备) Tangible 有形资产 “[***]” 12. “[***]” “[***]” KINZON KIN65GL LED Standee*7 KINZON KIN65GL 定 制 LED 立牌 *7 Other Equipment (其他设备) Tangible 有形资产 “[***]” 13. “[***]” “[***]” Digital platform (Platform list see Schedule D – List of Digital platform) 数字平台 （明细见附 表 D- 数字平台清单） Software (软件) Intangible 无形资产 “[***]” 14. “[***]” “[***]” Lumina decoration and decoration materials Lumina 办公室装修及 装修附着物(上海星瀚 广场) Roads, Houses and Buildings ( 道 路 、房 屋 、 建 筑物) Tangible 有形资产 “[***]” 总计： Total: “[***]” SCHEDULE B - STORES / SERVICE FACILITIES TO BE TRANSFERRED 附表 B – 待转让店铺/服务设施 序 号 Space 城市 地址 状态 1 Polestar 极星上海静安嘉里中心 “[***]” “[***]” “[***]” 2 Polestar 极星杭州万象城 “[***]” “[***]” “[***]” 3 Polestar 极星北京颐堤港 “[***]” “[***]” “[***]” 4 Polestar 极星上海瑞虹天地太阳宫 “[***]” “[***]” “[***]” 5 Polestar 极星北京金源新燕莎 “[***]” “[***]” “[***]” 6 Polestar 极星上海星瀚广场 “[***]” “[***]” “[***]”

SCHEDULE C – OTHER STORES / SERVICE FACILITIES TO BE FURTHER NEGOTIATED FOR TRANSFER 附表 C – 其它待协商转让店铺/服务设施 序号 Space 城市 地址 状态 1. Polestar 极星成都高新 “[***]” “[***]” “[***]” 2. Polestar 极星杭州绍兴路 “[***]” “[***]” “[***]” SCHEDULE D – LIST OF DIGITAL PLATFORM 附表 D – 数字平台清单 序号 No. System Name 系统名称 1. “[***]” 2. “[***]” 3. “[***]” 4. “[***]” 5. “[***]” 6. “[***]” 7. “[***]” 8. “[***]” 9. “[***]” 10. “[***]” 11. “[***]” 12. “[***]” 13. “[***]” 14. “[***]” 15. “[***]”